Exhibit 10.6
EXHIBIT D

LOCK-UP AGREEMENT
August __, 2022

Each Purchaser referenced below:

Re:
Securities Purchase Agreement, dated as of August __, 2022 (the "Securities Purchase Agreement"), between Smith Micro Software, Inc., a Delaware corporation (the "Company") and the purchasers signatory thereto (each, a "Purchaser" and, collectively, the "Purchasers")

Ladies and Gentlemen:
Defined terms not otherwise defined in this letter agreement (the "Letter Agreement") shall have the meanings set forth in the Securities Purchase Agreement. Pursuant to Section 7(a)(xvii) of the Securities Purchase Agreement and in satisfaction of a condition of the Company's obligations under the Securities Purchase Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until such time as the Notes are no longer outstanding (such period, the "Restriction Period"), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned (the "Securities"), provided, however, that such restrictions shall not apply to, or limit the undersigned's ability to effectuate:

(i) transfers of shares of Common Stock (x) as a bona fide gift or gifts, (y) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned or (z) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement, provided, that in each such transfer, the transferee agrees to be bound in writing by the terms of this Letter Agreement prior to such transfer and such transfer shall not involve a disposition for value;

(ii) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (x) such plan does not provide for the transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Restriction Period and (y) no filing or public announcement under the Exchange Act or otherwise is required or voluntarily made by or on behalf of the undersigned or the Company in connection with the establishment of such plan; and

(iii) transfers to the Company or otherwise in connection with the vesting of restricted stock or “net” or “cashless” (including broker assisted) exercise of options or other rights to purchase shares of Common Stock, in each case granted pursuant to the Company’s current equity incentive plan, in satisfaction of any associated tax obligations through cashless surrender

Exhibit 10.6
or otherwise, provided, that any shares of Common Stock issued upon exercise of such option or other rights or otherwise not transferred to satisfy tax obligations shall remain subject to the terms of this Letter Agreement;

and provided further, that in each transfer, no filing or public announcement under the Exchange Act or otherwise is required or voluntarily made by any party in connection with such transfer, other than in the case of required Form 4 filings as may be required pursuant to Section 16. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Letter Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Securities Purchase Agreement and that each Purchaser (which shall be a third party beneficiary of this Letter Agreement) and the Company shall be entitled to specific performance of the undersigned's obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Securities Purchase Agreement.
This Letter Agreement and the undersigned's obligations hereunder may not be amended, waived or otherwise modified in any respect without the written consent of each of the Company, each Purchaser and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and each Purchaser and that each Purchaser is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.
This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers.

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Exhibit 10.6
This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.
Signature:
Print Name:
Position in Company:
Address for Notice:

Number of shares of Common Stock:
Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities:
By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

By:
Name: James M. Kempton
Title: Vice President and Chief Financial Officer